Exhibit 99.2

Q1 FY15 Question & Answer

Sept. 18, 2014

1.	What were some examples of brands in the Consumer Foods segment posting sales growth for the quarter?

- ACT II	- Hebrew National	- Rosarita
- Andy Capp’s	- Hunt’s	- Slim Jim
- Banquet	- Marie Callender’s	- Wolf
- Bertolli	- PAM
- DAVID	- Reddi-wip

Sales for Libby’s, Manwich, and Ro*Tel were in line with year-ago amounts.

2.	What were some examples of brands in the Consumer Foods segment posting sales declines for the quarter?

- Blue Bonnet	- Kid Cuisine	- Peter Pan
- Chef Boyardee	- La Choy	- Snack Pack
- Crunch ’n Munch	- Orville Redenbacher’s	- Swiss Miss
- Egg Beater’s	- PF Chang’s	- Van Camp’s
- Healthy Choice	- Parkay	- Wesson

3.	How much were capital expenditures from continuing operations for the quarter?

Approximately $112 million (versus approximately $174 million in Q1 FY14), reflecting several significant planned plant expansions and improvements in the year-ago period.

4.	How much was total depreciation and amortization from continuing operations for the quarter?

Approximately $148 million (versus approximately $140 million in Q1 FY14)

5.	What was the net interest expense for the quarter?

Approximately $84 million (versus approximately $96 million in Q1 FY14), reflecting debt reduction and refinancing activities

6.	What was Corporate expense for the quarter?

Unallocated Corporate amounts were $141 million of expense in the current quarter and $114 million of expense in the year-ago period, as reported. After adjusting for $77 million of net expense in the current quarter, and $48 million of net expense in the year-ago period from items impacting comparability, current quarter expense of $64 million declined slightly from $66 million in the year-ago period.

7.	How much did the company pay in dividends during the quarter?

Approximately $105 million (versus approximately $105 million in Q1 FY14)

8.	What was the weighted average number of diluted shares outstanding for the quarter (rounded)?

Approximately 429 million shares for the quarter

9.	Did the company repurchase any shares during the quarter?

The company did not repurchase any shares of ConAgra Foods, Inc., common stock during the quarter.

10.	What were the gross margins and operating margins for the quarter ($ amounts in millions, rounded)?

Gross margin = segment gross profit* divided by net sales

Gross margin = $754/$3,701 = 20%

Operating margin = segment operating profit** divided by net sales

Operating margin = $353/$3,701 = 10%

*	Gross profit = net sales – costs of goods sold ($3,701 – $2,947 = $754)
**	See first-quarter segment operating results for a reconciliation of operating profit to income from continuing operations before income taxes and equity method investment earnings (loss). Income from continuing operations before income taxes and equity method investment earnings (loss), divided by net sales = $128/$3,701 = 3%.

11.	What is included in the company’s net debt at the end of the quarter (rounded, in millions)?

Q1 FY15
Total debt*	$8,491
Less: Cash on hand	$134

Net debt	$8,357

*	Total debt = notes payable, short-term debt, long-term debt, and subordinated debt.

12.	What is the net-debt-to-total-capital ratio at quarter end?

The net-debt-to-total-capital ratio for the quarter was 59%.

This ratio is defined as net debt divided by the sum of net debt plus shareholders’ equity. See question No. 11 for the components of net debt.

13.	What is the projected tax rate for FY15?

The company expects the tax rate to be in the range of 34%, excluding items impacting comparability. The company acknowledges that the quarterly rates may be different from this, given the timing of certain matters, but the overall rate is expected to approximate 34%.

14.	What are the projected capital expenditures for FY15?

Total capital expenditures for fiscal 2015 are projected to be approximately $600 million.

15.	What is the projected depreciation and amortization expense for FY15?

Total depreciation and amortization for fiscal 2015 is projected to be approximately $560 million.

16.	What is the projected net interest expense for FY15?

Net interest expense for fiscal 2015 is projected to be approximately $330 million.

17.	What is the current presentation of the quarterly segment sales and operating profits for fiscal years 2014 and 2015, given the recent reclassification of the ConAgra Foods’ milling operations to discontinued operations?

ConAgra Foods, Inc.

Segment Operating Results

(in millions)

(unaudited)

	Fiscal 2014					Fiscal 2015
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
SALES
Consumer Foods	$1,649.4	$2,016.3	$1,870.3	$1,779.7	$7,315.7	$1,632.3	—	—	—	$1,632.3
Commercial Foods	1,068.9	1,099.8	1,013.7	1,149.8	4,332.2	1,088.3	—	—	—	1,088.3
Private Brands	997.5	1,105.0	1,063.3	1,029.9	4,195.7	980.4	—	—	—	980.4

Total	3,715.8	4,221.1	3,947.3	3,959.4	15,843.6	3,701.0	—	—	—	3,701.0
OPERATING PROFIT
Consumer Foods	165.0	285.9	265.1	176.0	892.0	190.0	—	—	—	190.0
Commercial Foods	137.1	127.7	122.7	150.2	537.7	121.1	—	—	—	121.1
Private Brands	65.5	89.8	44.7	(573.4)	(373.4)	41.9	—	—	—	41.9

Total operating profit (loss) for segments	367.6	503.4	432.5	(247.2)	1,056.3	353.0	—	—	—	353.0
Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate (expense) income	(113.6)	(96.7)	(44.3)	(61.0)	(315.6)	(141.2)	—	—	—	(141.2)
Interest expense, net	(95.8)	(95.5)	(95.0)	(93.1)	(379.4)	(83.7)	—	—	—	(83.7)

Income (loss) from continuing operations before income taxes and equity method investment earnings	$158.2	$311.2	$293.2	$(401.3)	$361.3	$128.1	—	—	—	$128.1

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

18.	What is the current presentation of the quarterly income statement for fiscal years 2014 and 2015, given the recent reclassification of the ConAgra Foods’ milling operations to discontinued operations?

ConAgra Foods, Inc.

Income Statement for Fiscal 2014 and 2015

(in millions)

(unaudited)

	Fiscal 2014					Fiscal 2015
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Net sales	$3,715.8	$4,221.1	$3,947.3	$3,959.4	$15,843.6	$3,701.0	—	—	—	$3,701.0

Costs and expenses:
Cost of goods sold	2,923.7	3,261.3	3,024.2	3,105.1	12,314.3	2,997.2	—	—	—	2,997.2
SG&A expenses	538.1	553.1	534.9	1,162.5	2,788.6	492.0	—	—	—	492.0
Interest expense, net	95.8	95.5	95.0	93.1	379.4	83.7	—	—	—	83.7
Income (loss) from continuing operations before income taxes and equity method investment earnings	158.2	311.2	293.2	(401.3)	361.3	128.1	—	—	—	128.1
Income tax expense	28.9	106.0	78.2	7.0	220.1	42.5	—	—	—	42.5
Equity method investment earnings	4.1	5.2	11.1	12.1	32.5	25.6	—	—	—	25.6

Income (loss) from continuing operations	133.4	210.4	226.1	(396.2)	173.7	111.2	—	—	—	111.2
Income from discontinued operations, net of tax	13.8	42.0	10.8	74.8	141.4	373.3	—	—	—	373.3

Net income (loss)	147.2	252.4	236.9	(321.4)	315.1	484.5	—	—	—	484.5
Less noncontrolling interests	2.9	3.7	2.6	2.8	12.0	2.2	—	—	—	2.2
Net income (loss) attributable to ConAgraFoods, Inc.	$144.3	$248.7	$234.3	$(324.2)	$303.1	$482.3	—	—	—	$482.3

19.	Given the reclassification of flour milling results to discontinued operations, which of the previously noted fiscal 2014 items impacting comparability related to flour milling, and thus no longer have relevance to the segment’s underlying performance?

•	$0.01 in transaction costs in Q1 FY14 ($7 million pretax, originally in unallocated Corporate but later moved to Commercial Foods results)

•	$0.01 in transaction costs in Q2 FY14 ($5 million pretax, originally in unallocated Corporate but later moved to Commercial Foods results)

•	$0.13 from gains on divesting flour mills in Q4 FY14, or $91 million pretax

Note on Forward-looking Statements:

This press document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include, among other things: ConAgra Foods’ ability to realize the synergies and benefits contemplated by the acquisition of Ralcorp and its ability to promptly and effectively integrate the business of Ralcorp; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the Ardent Mills joint venture; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; the effectiveness of ConAgra Foods’ product pricing, including product innovation, any pricing actions and changes in promotional strategies; the ultimate outcome of litigation, including litigation related to the lead paint and pigment matters; future economic circumstances; industry conditions; ConAgra Foods’ ability to execute its operating and restructuring plans and achieve operating efficiencies; the success of ConAgra Foods’ cost-saving initiatives, innovation, and marketing investments; the competitive environment and related market conditions; the ultimate impact of any ConAgra Foods product recalls; access to capital; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock and debt, if any; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this press document to reflect future events or circumstances or otherwise.